CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Owlet, Inc. of our report dated March 25, 2022 relating to the financial statements, which appears in Owlet, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 25, 2022